                                                                   EXHIBIT 10.24

                              SETTLEMENT AGREEMENT

            This Settlement Agreement and release (collectively, the "Agreement") is made and entered into as of this ____ day of June, 2005, by and between Tidel Technologies, Inc. ("Tidel"), Tidel Engineering, L.P. ("Engineering" and together with Tidel, the "Company") and Michael F. Hudson ("Hudson"). The Company and Hudson are referred to herein collectively as the "Parties."

      WHEREAS, the Company loaned $141,563 to Hudson pursuant to that certain promissory note dated as of September 27, 2000, in a loan that matured on October 1, 2002 (the "First Loan");

      WHEREAS, the Company loaned an additional $225,000 to Hudson, pursuant to promissory notes dated October 25, 2000, December 19, 2000 and February 14, 2001, in the respective principal amounts of $50,000, $50,000 and $125,000, all of which matured on October 1, 2002 (the "Second Loans", and together with the First Loan, the "Loans");

      WHEREAS, payment of the Loans is secured by that certain Stock Pledge Agreement ("Pledge Agreement") dated as of September 27, 2000 by and between Hudson and Tidel;

      WHEREAS, the Company declared bonuses relating to incremental salary payments to Hudson (i) on account of 2004 salary in the amount of $10,250, and
(ii) an additional bonus on account of 2005 salary in the amount of $20,500, due to be paid June 30, 2005 (together, the "Salary Bonuses"), which Salary Bonuses have not yet been paid to Hudson;

      WHEREAS, the Company entered into an Asset Purchase Agreement (the "APA") dated as of February 19, 2005 by and among NCR Texas LLC and the Company providing for the sale of certain assets of the Company related to the Company's business of designing, manufacturing, assembling, marketing and selling certain automated teller machines;

      WHEREAS, in consideration of Executive's work in entering into the APA, and in connection with the proposed execution of that certain Employment Agreement by and between Hudson and Engineering dated as of even date herewith (the "New Employment Agreement"), Engineering declared a bonus payable to Hudson in an amount equal to $30,000 (the "NCR Bonus"), which NCR Bonus has not yet been paid to Hudson and will be applied in partial satisfaction of the Loans;

      WHEREAS, the parties desire to terminate the Employment Agreement dated as of January 1, 2000 by and between Engineering and Hudson (the "Old Employment Agreement") and to enter into the New Employment Agreement;

      WHEREAS, Hudson holds options to purchase 225,500 shares of Tidel's common stock, par value $.01 (the "Common Stock"), pursuant to the Company's Long-Term 1997 Incentive Plan (the "Plan");

      WHEREAS, Hudson owns in his individual capacity (and not in an Individual Retirement Account) 90,500 shares of Common Stock (the "Hudson Shares");

      WHEREAS, the Loans have been due and payable since October 1, 2002, and the Company desires to resolve the outstanding Loans;

      WHEREAS, Hudson claims that in 2000 and 2001 the Company, by and through its then Chief Executive Officer, made certain promises to and agreements with Hudson upon which Hudson relied to his detriment, by among other things, not selling the Hudson Shares, and Hudson has certain claims against the Company relating to such matter (the "Hudson Claim");

      WHEREAS, the parties desire to settle their dispute pursuant to the terms described herein, including a general release of, inter alia, any and all claims which Hudson has or may have against the Company;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS AGREED AS FOLLOWS:

      1. Satisfaction of Loans. Upon execution of this Agreement and performance of the covenants contained herein, and in consideration for the agreements and covenants made herein, the Parties agree that all accrued and unpaid interest on the Loans shall be cancelled and forgiven and all principal owed on the Loans shall be deemed fully satisfied.

      2. Delivery of Hudson Shares. Upon execution of this Agreement, and in consideration for the agreements and covenants made herein, Hudson shall deliver the Hudson Shares to the Company. Hudson represents and warrants to the Company that the Hudson Shares represent all shares of Common Stock he holds in his individual capacity, and that he has not sold any shares of Common Stock since January 1, 2004.

      3. Options. Notwithstanding any terms of the 75,000 Options (as defined below) or the Plan to the contrary, Hudson's options to purchase 75,000 shares of Common Stock for $.25 per share granted March 7, 2005 and expiring March 6, 2015 (the "75,000 Options"), to the extent they are not presently exercisable, shall be accelerated and fully vest and become fully exercisable immediately prior to the date of termination of his employment with the Company, whenever that may occur. Any of the 75,000 Options which Hudson wishes to exercise must be exercised within the earlier to occur of (i) 120 days following his termination of employment with the Company or (ii) following the Company's delivery of notice to Hudson of an impending (A) sale of all or substantially all of the assets of Tidel or Engineering, or (B) sale of at least 50% of the equity interests of Tidel or Engineering, or (C) a Change of Control as defined in the Plan (any such event, a "Triggering Event"), then no less than 30 days prior to such Triggering Event, or if notice from the Company is received by Hudson less than 30 days prior to such Triggering Event, then ten days following receipt of such notice. The Company's notice to Hudson hereunder shall briefly identify the type of impending Triggering Event and its anticipated Closing Date. Other than as provided hereby, no other terms or provisions of the 75,000 Options shall be amended or altered in any way. All other options to purchase shares of Common Stock held by Hudson shall hereby terminate, effective as of the date hereof.

      4. Salary Bonuses. Hudson and the Company agree that (i) any and all applicable federal, state and local tax withholding obligations, and the employee's share of any FICA tax obligations with respect to the payment of the Salary Bonuses (the "Withholding Taxes") shall be withheld by the Company from the Salary Bonuses and remitted to the proper taxing authorities, and (ii) any remaining amounts of the Salary Bonuses owing to Hudson after satisfaction of such Withholding Taxes shall be retained by the Company in partial satisfaction of the Loans.

      5. Release of the Company by Hudson. Upon execution of this Agreement, in consideration for the covenants and agreements made in this Agreement, Hudson and his heirs, executors, administrators, successors and assigns (the "HUDSON RELEASORS") hereby release and discharge Tidel, Engineering and each of their present and former agents, representatives, shareholders, principals, officers, directors, employees, partners, joint venturers, affiliates, parents, subsidiaries, heirs, executors, administrators, successors and assigns (the "COMPANY RELEASEES") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever in law, admiralty or equity, whether known or unknown, which the HUDSON RELEASORS ever had, now have or hereafter can, shall or may, have against the COMPANY RELEASEES for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including any claims the Hudson Releasors have under the Hudson Claims; provided, however, that this release will not limit or release (a) Hudson's rights under this Agreement or Hudson's rights under the New Employment Agreement, (b) Hudson's rights to indemnification from the Company in respect of his services as a director, officer or employee of the Company or any of their respective subsidiaries as provided by law, any indemnification agreements to which Hudson and the Company or any of their respective subsidiaries are a party, or the certificates of incorporation or bylaws (or like constitutive documents) of the Company or any of their respective subsidiaries, (c) subject to this Agreement, Hudson's rights under the option agreements pursuant to which Hudson has previously been granted the 75,000 Options or (d) any rights of Hudson under the Company's 401(k) Retirement Plan (together, the provisions of clauses (a) through (d), the "Exceptions").

      6. Release of Hudson by the Company. Upon execution of this Agreement, in consideration for the covenants and agreements made in this Agreement, the Company and its successors and assigns (the "COMPANY RELEASORS") hereby release and discharge Hudson, and his heirs, executors, administrators, successors and assigns (the "HUDSON RELEASEES") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever in law, admiralty or equity, whether known or unknown, which the COMPANY RELEASORS ever had, now have or hereafter can, shall or may, have against the HUDSON RELEASEES for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement; provided, however, that this release will not limit or release (a) the Company's rights under this Agreement or the Company's rights under the New Employment Agreement, or (b) the Hudson Releasees for any acts of gross negligence, willful misconduct, or fraud, or for illegal or dishonest acts, or acts that subject the Company to third party claims.

      7. Discontinuance of the Claim. Upon execution of the Agreement, and in consideration for the covenants made in this Agreement, Hudson hereby agrees not to commence any action against the Company.

      8. Settlement. The Company denies that it has any liability to Hudson whatsoever, and enters into this Agreement without admitting any of the allegations made by Hudson.

      9. Employment; Board of Directors.

                  a. The Old Employment Agreement has terminated as of the date hereof pursuant to and as provided in the New Employment Agreement. Hudson acknowledges that other than as set forth in this Settlement Agreement, including the Exceptions, and in the New Employment Agreement, the Company has no other obligations to Hudson.

                  b. Effective upon the date hereof and the execution and delivery of the New Employment Agreement, Hudson hereby resigns from the Board of Directors of Tidel and each of its subsidiaries.

      10. Tax Treatment. The Parties agree that the transactions contemplated by this Agreement shall be reported for all tax purposes consistent with the following:

                  a. The Salary Bonuses in the total amount of $30,750 shall be treated as wage compensation reported by the Company on IRS Form W-2, Wage and Tax Statement.

                  b. The transfer of the Hudson Shares by Hudson to the Company shall be treated as a payment of principal on the Loans in an amount equal to the value of such Shares as of the date hereof.

                  c. In reliance upon the representations and warranties of Hudson set forth below, the Company agrees that the satisfaction of the remaining principal balance of the Loans shall not be reported by the Company on any IRS Form W-2 or IRS Form 1099.

               Hudson represents and warrants to the Company that:

                        i. the forgiveness of the accrued interest of the Loans should be treated as cancellation of indebtedness under Section 108 of the Internal Revenue Code of 1986, as amended (the "Code");

                        ii. the satisfaction of the remaining principal amount of the Loans (after application of the NCR Bonus of $30,000, the Salary Bonuses net of the Withholding Taxes, and the delivery of the Hudson Shares) should be treated as a payment by the Company to Hudson for the release and settlement of the Hudson Claim; and

                        iii. the origin of the Hudson Claim is the Hudson Shares which are capital assets within the meaning of Section 1221 of the Code, and the settlement of the Hudson Claim and delivery of the Hudson Shares constitute a sale or exchange such that, for tax purposes, the portion of the principal satisfied in exchange for the release and settlement of the

Hudson Claim shall be treated to Hudson as a capital gain (or a reduction of a capital loss).

      11. Non-Assignment. Hudson represents and warrants that there has been no assignment or other transfer of any interest in any of the released claims to any other person or entity not a party to this Agreement.

      12. Attorneys' Fees. The Parties agree that each side shall bear their own respective attorneys' fees and costs in connection with this Settlement Agreement.

      13. Final Agreement. This Agreement and the New Employment Agreement supersede any prior agreement and statements, written or oral, and constitute the complete, final and entire understanding of the Parties hereto, and no Party shall be bound by any terms, covenants, conditions or representations not expressly contained herein or therein in writing, all of which are agreed to be immaterial and none of which were relied upon by any Party in entering into this Agreement or the New Employment Agreement.

      14. Non-Modification. This Agreement may not be terminated, modified or changed orally, and may be changed only by an agreement in writing signed by both Parties.

      15. Notice. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any party pursuant to this Agreement shall be in writing, including by facsimile, and shall be deemed to have been received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery, and on the same day if transmitted by facsimile, addressed as follows:

If to the Company:               Tidel Technologies, Inc.
                                 2310 McDaniel Drive
                                 Carrollton, Texas  75006
                                 Attn: Chairman of the Board

with a copy to:                  Olshan Grundman Frome Rosenzweig
(which shall not                  & Wolosky LLP
constitute notice)               Park Avenue Tower
                                 65 East 55th Street
                                 New York, New York 10022
                                 Attn: Adam W. Finerman, Esq.
                                 Telecopier No.: 212-451-2222

If to Hudson:                    Michael F. Hudson
                                 4513 Savino Drive
                                 Plano, Texas 75093

with a copy to:                  P. Gregory Hidalgo
(which shall not                 Vinson & Elkins L.L.P.
constitute notice)               2001 Ross Ave., Suite 3700

                                 Dallas, TX  75201
                                 Telecopier No.: 214-999-7959

      16. Mutual Drafting of Agreement. The drafting and negotiation of this Agreement has been participated in by the parties for all purposes and, accordingly, this Agreement shall be deemed to have been drafted jointly by the Parties. The Parties have been advised, and have had the opportunity to consult with and have this Agreement reviewed, by separate and independent counsel prior to the execution of the Agreement.

      17. Binding Upon Affiliates. This Agreement and all obligations, benefits and undertakings herein shall be binding upon, and shall inure to the benefit of the Parties, their predecessors, administrators, successors, heirs, assigns and anyone claiming by, through or under any of them.

      18. Counterparts. This Agreement may be executed in facsimile counterparts, each of which shall be deemed to be an original. Such counterparts, when taken together, shall constitute but one agreement.

      19. Survival of Provisions. The invalidity, illegality or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect. Furthermore, in lieu of any such invalid, illegal or unenforceable provision there shall be automatically added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

      20. Authority. The Parties (other than Hudson) to this Agreement represent and warrant that the officer or individual executing this Agreement on its behalf has been duly authorized to do so and has the capacity to sign for and bind the Party for which the officer or individual signs.

      21. Agreement Entered Into Voluntarily. The Parties agree that they have entered into this Agreement voluntarily and knowingly, and that they have reviewed this Agreement with counsel and fully understand its terms and conditions.

      22. Governing Law. This Agreement shall be deemed made under and shall be governed by the substantive laws of the State of Texas, excluding its conflict of laws rules.

            IN WITNESS WHEREOF, Hudson and the Company have executed this Agreement the day and year first above written.

TIDEL TECHNOLOGIES, INC.                 TIDEL ENGINEERING, L.P.

                                         By: Tidel Cash Systems, Inc.
                                             Its General Partner

By: ____________________________
Name: __________________________         By:____________________________
Title: _________________________         Name:
                                         Title:
MICHAEL F. HUDSON

__________________________________